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                                                                   Exhibit 10(t)

                              EMPLOYMENT AGREEMENT


                  Employment Agreement, dated as of October 6, 1997, between Avatar Retirement Communities, Inc., a Delaware corporation (the "Company"), and Michael S. Rubin (the "Employee").

                              W I T N E S S E T H :

                  WHEREAS, the Company desires to employ the Employee as its President and the Employee desires to accept such employment, all on the terms and conditions specified herein; and

                  WHEREAS, the Employee and the Company desire to set forth in writing all of their respective duties, rights and obligations with respect to the Employee's employment by the Company; and

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. EMPLOYMENT AND TERM. The Company hereby employs the Employee, and the Employee hereby accepts employment by the Company, in the capacity and upon the terms and conditions hereinafter set forth. The term of employment under this Agreement shall be for the period commencing on the date hereof (the "Commencement Date") and ending on the second anniversary thereof, unless earlier terminated as herein provided (the "Term of Employment"). The last day of the Employee's Term of Employment shall be referred to in this Agreement as the "Date of Termination."

                  2. DUTIES. During the Term of Employment, the Employee shall serve as the Company's President, and shall perform such duties, functions and responsibilities as are customarily associated with and incident to the position of President and as the Company may, from time to time, require of him, subject to the direction of the Company's Board of Directors. The Employee shall serve the Company faithfully, conscientiously and to the best of the Employee's ability and shall promote the interests and reputation of the Company. Unless prevented by sickness or disability, the Employee shall devote all of his time, attention, knowledge, energy and skills, during normal working hours, and at such other times as the Employee's duties may reasonably require,




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to the duties of the Employee's employment, subject to the terms and conditions of that certain Management Services Agreement (the "Management Services Agreement"), of even date herewith, between the Company and Hilcoast Development Corp. ("Hilcoast"). The principal place of employment of the Employee shall be the principal executive offices of the Company and/or such other location in the state of Florida as shall be necessary for the Employee to discharge the obligations of the Company under the Management Services Agreement. The Employee acknowledges that in the course of his employment he may be required, from time to time, to travel on behalf of the Company.

                  3. COMPENSATION AND BENEFITS. As full and complete compensation for the Employee's execution and delivery of this Agreement and performance of any services hereunder, the Company shall pay, grant or provide the Employee, and the Employee agrees to accept, the following compensation and benefits:

                  (a) BASE SALARY: The Company shall pay the Employee a base salary at an annual rate of $200,000 payable at such times and in accordance with the Company's standard payroll practices. Upon completion by the Employee of one year of employment with the Company, the Employee's base salary shall be reviewed, and in the sole discretion of the Board of Directors of the Company, the Company may increase (but not decrease) the Employee's base salary.

                  (b) EMPLOYEE BENEFITS. The Company shall afford the Employee the opportunity to participate during the Term of Employment in any medical, dental, disability insurance, retirement, savings and any other employee benefits plans or programs which its parent, Avatar Holdings Inc. ("Avatar"), maintains for its senior executives. Nothing in this Agreement shall require the Company, Avatar or their affiliates to establish, maintain or continue any benefit programs already in existence or hereafter adopted for senior executives of Avatar, and nothing in the Agreement shall restrict the right of Avatar or any of its affiliates to amend, modify or terminate any such benefit program.

                  (c) EXPENSES: The Employee shall be entitled to reimbursement or payment of reasonable business expenses (in accordance with Avatar's policies for its senior executives, as the same may be amended from time to time in Avatar's sole discretion), following the Employee's submission of appropriate receipts and/or vouchers to the Company.

                  (d) INCENTIVE COMPENSATION. In addition to any






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other compensation hereunder, the Employee shall receive incentive compensation as set forth in Annex A attached hereto, which Annex shall constitute a part of this Agreement.

                  (e) VACATIONS, HOLIDAYS OR TEMPORARY LEAVE: The Employee shall be entitled to take three (3) weeks of vacation per year, without loss or diminution of compensation. Such vacation shall be taken at such time or times, and as a whole or in increments, as the Employee shall elect, consistent with the reasonable needs of the Company's business. The Employee shall further be entitled to the number of paid holidays, and leaves for illness or temporary disability in accordance with the policies of Avatar for its senior executives (as such policies may be amended from time to time or terminated in Avatar's sole discretion).

                  4. NON-COMPETITION AND PROTECTION OF CONFIDENTIAL INFORMATION:

                   (a)  RESTRICTIVE COVENANTS:

                           (1) During the Term of Employment and for two years
following the Date of Termination, the Employee shall not directly or indirectly engage, participate, own or make any financial investments in, or become employed by or render (whether or not for compensation) any consulting, advisory or other services to or for the benefit of, any person, firm or corporation that, directly or indirectly, engages in, the development of adult retirement communities, or otherwise engage, directly or indirectly, in the development of adult retirement communities and/or active adult communities; PROVIDED, HOWEVER, that it shall not be a violation of this Agreement for the Employee to have beneficial ownership of less than 1% of the outstanding amount of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on a national securities exchange or quoted on an inter-dealer quotation system.

                           (2) During the Term of Employment and for three years
following the Date of Termination, the Employee shall not, directly or indirectly, solicit, in competition with the Company or Avatar, any person who is a customer of any business conducted by the Company or Avatar.

                           (3) During the Term of Employment and for three years
following the Date of Termination, the Employee




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shall not, directly or indirectly, solicit or induce any employee of the Company or Avatar to terminate his or her employment for any purpose, including without limitation, in order to enter into employment with any entity which competes with any business conducted by the Company or Avatar.

                           (4) During the Term of Employment and for all time
following the Date of Termination, the Employee shall not, directly or indirectly, furnish or make accessible to any person, firm, or corporation or other business entity, whether or not he, she, or it competes with the business of the Company, any trade secret or know-how acquired by the Employee during his employment by the Company which relates to the business practices, methods, processes or other confidential or secret aspects of the business of the Company or Avatar without the prior written consent from the Company, unless such information is or hereafter may become in the public domain other than by being divulged or made accessible by the Employee in breach of this provision, or which is demonstrated by the Employee to the Company's and Avatar's reasonable satisfaction to be known by him prior to the disclosure to him by the Company or Avatar, or which is or may hereafter be disclosed by the Company or Avatar to third parties without similar restrictions on disclosure or use, or which is required to be disclosed pursuant to governmental or judicial process or procedure.

                  (b) GEOGRAPHIC SCOPE: The provisions of this Section 4 (other than Section 4(a)(3), which shall be in full force and effect without regard to the geographic limitations set forth in this Section 4(b)) shall be in full force and effect (i) within a 50-mile radius of a site for which the Company or Avatar has commenced development or has a binding commitment therefor and (ii) within a 50-mile radius of Ponciana, Cape Coral and Ocala, Florida and Rio Rico, Arizona, whether or not the Company or Avatar has commenced development in such locations or has a binding commitment therefor.

                  (c) REMEDIES: The Employee acknowledges that his services are of a special, unique and extraordinary character and, his position with the Company and Avatar places him in a position of confidence and trust with the clients and employees of the Company and Avatar, and that in connection with his services to the Company, the Employee will have access to confidential information vital to the Company's and Avatar's businesses. The Employee further acknowledges that in view of the nature of the business in











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which the Company and Avatar are engaged, the foregoing restrictive covenants in this Section 4 hereof are reasonable and necessary in order to protect the legitimate interests of the Company and Avatar and that violation thereof would result in irreparable injury to the Company and Avatar. Accordingly, the Employee consents and agrees that if the Employee violates or threatens to violate any of the provisions of this Section 4 hereof the Company and Avatar would sustain irreparable harm and, therefore, the Company and Avatar shall be entitled to obtain from any court of competent jurisdiction, without posting any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which the Company or Avatar may be entitled.

                  (d) TERMINATION WITHOUT CAUSE; RESIGNATION FOR GOOD REASON; FAILURE TO CONTINUE EMPLOYMENT. The Employee's covenants under Section 4(a)(1) and 4(a)(2) shall be of no force or effect in the event that (i) the Company terminates the Employee's employment Without Cause pursuant to Section 5(a)(5) hereof, (ii) the Employee resigns for Good Reason pursuant to Section 5(a)(6) hereof, or (iii) the Company shall not have offered to continue the Employee's employment with the Company for an additional period of at least two years on terms that are at least as favorable as the terms of this Agreement prior to the second anniversary of the Commencement Date. All other covenants hereunder shall remain in full force and effect if any of the events described in the foregoing clauses (i), (ii) or (iii) of this Section 4(d) shall occur.

                  5.  TERMINATION OF EMPLOYMENT:

                           (a) The Employee's employment with the Company shall
terminate upon the occurrence of any of the following events:

                                    (1) the termination of the Employee's
employment upon and at any time following the Date of Termination and absent the parties having entered into a written agreement for the renewal of this Agreement;

                                    (2) the death of the Employee during the
Term of Employment;

                                    (3) the Disability (as defined below) of
Employee during the Term of Employment;




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                                    (4) at any time upon written notice to the
Employee from the Company of termination of his employment for Cause (as defined below);

                                    (5) at any time upon written notice to the
Employee from the Company of termination of his employment Without Cause (as defined below);

                                    (6) the resignation by the Employee for Good
Reason (as defined below) during the Term of Employment; or

                                    (7) the resignation by the Employee Without
Good Reason (as defined below) during the Term of Employment.

                  (b) For purposes of this Agreement, the "Disability" of the Employee shall mean his inability, because of mental or physical illness or incapacity, whether total or partial, to perform his full time duties under this Agreement with or without reasonable accommodation for a period aggregating 60 days out of any 12-month period under circumstances where in the opinion of a qualified physician reasonably acceptable to the Company it is reasonably certain that the Employee will not be able to resume his duties on a regular full time basis within 30 days of the date the Employee receives notice of termination for Disability.

                  (c) For purposes of this Agreement, the term "Cause" shall mean the Employee's (a) conviction or entry of a plea of guilty or nolo contendere, with respect to any felony; (b) commission of any act of dishonesty in the performance of the Employee's duties or obligations to the Company, any material act of wilful misconduct, or any act of gross negligence or fraud; or
(c) violation of any material term of this Agreement or any material written policy of the Company, PROVIDED that the Company first deliver written notice thereof to the Employee and the Employee shall not have cured such violation within 30 days after receipt of such written notice.

                  (d) For purposes of this Agreement, "Without Cause" shall mean any reason other than the reasons described in Sections 5(a)(1), 5(a)(2), 5(a)(3) and 5(a)(4) hereof. The parties expressly agree that a termination of employment Without Cause pursuant to Section 5(a)(5) hereof may be for any reason whatsoever, or for no reason, in the sole discretion of the Company.




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                  (e) For purposes of this Agreement, "Good Reason" shall mean:
(i) at any time the Employee is required, without his written consent, to relocate his office more than fifty miles from the principal location of the Company on the date hereof; (ii) the Company materially decreases the Employee's compensation below the levels provided for by the terms of Section 3(a) (taking into account increases made from time to time in accordance with Section 3(a)); and (iii) a material breach of the provisions of this Agreement by the Company (except those set forth in Section 3(a)) and Employee provides at least 30 days' prior written notice to at least three members of the Company's Board of Directors of the existence of such breach and his intention to terminate this Agreement (it being understood that no such termination shall be effective if such breach is cured during such period).

                  (f) For purposes of this Agreement, "Without Good Reason" shall mean any reason other than that defined in this Agreement as constituting Good Reason.

                  6.  PAYMENTS UPON TERMINATION OF EMPLOYMENT:

                  (a) DEATH OR DISABILITY: If the Employee's employment hereunder is terminated due to the Employee's death or Disability pursuant to Sections 5(a)(2) or (3) hereof, the Company shall pay or provide to the Employee, his designated beneficiary or to his estate (i) all base salary pursuant to Section 3(a) hereof and any vacation pay pursuant to Section 3(e) hereof, in each case which has been earned but unpaid as of the Date of Termination; and (ii) any benefits to which the Employee may be entitled under any employee benefits plan or program pursuant to Section 3(b) hereof in which he is a participant in accordance with the terms of such plan or program up to and including the Date of Termination. Should the Company wish to purchase insurance to cover the costs associated with the Employee's termination of employment pursuant to Sections 5(a)(2) or (3), the Employee agrees to execute any and all necessary documents necessary to effectuate said insurance. Upon termination of the Employee's employment due to the Employee's Disability, the Employee shall continue to have the obligations provided for in Section 4 hereof.

                  (b) TERMINATION FOR CAUSE, RESIGNATION WITHOUT GOOD REASON, OR EXPIRATION OF TERM OF EMPLOYMENT: If the Employee's employment hereunder is terminated due to the termination of the Employee's employment by the Company for Cause pursuant to Section 5(a)(4), due to the Employee's








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resignation Without Good Reason pursuant to Section 5(a)(7), or due to a termination of employment upon or at any time following the Date of Termination and absent the parties having entered into a written agreement for the renewal of this Agreement pursuant to Section 5(a)(1), the Company shall pay or provide to the Employee (i) all base salary pursuant to Section 3(a) hereof and any vacation pay pursuant to Section 3(e) hereof, in each case which has been earned but unpaid as of the Date of Termination; and (ii) any benefits to which the Employee may be entitled under any employee benefits plan or program pursuant to
Section 3(b) hereof in which he is a participant in accordance with the terms of such plan or program up to and including the Date of Termination.

                  (c) TERMINATION WITHOUT CAUSE; RESIGNATION FOR GOOD REASON:
(i) If the Employee's employment hereunder is terminated by the Company Without Cause pursuant to Section 5(a)(5), or due to the Employee's resignation for Good Reason pursuant to Section 5(a)(6), the Company shall, subject to Section 6(c)(ii), (i) if Employee's employment is so terminated prior to the second anniversary of the Commencement Date, pay or provide to Employee any benefits to which the Employee may be entitled under any employee benefit plan or program pursuant to Section 3(b) hereof in which he is a participant in accordance with the terms of such plan or program up to and including the date immediately prior to the second anniversary of the Commencement Date, and (ii) continue to pay to the Employee, in lieu of any other payments or benefits (other than as provided in clause (i) above and payments due with respect to any vested portions of the Employee's Incentive Compensation referred to in Section 3(d) which shall not be affected by the limitations of this Section 6(c)(i)) and on the regular payroll dates of the Company, his base salary through the second anniversary of the Commencement Date, at the rate provided in Section 3(a) hereof.





















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                  (ii) In addition, the Employee agrees to keep the Chairman of the Board of the Company (or the Chairman's designee) apprised of the Employee's employment status during the entire period of time that the Employee shall be entitled to receive benefits pursuant to Section 6(c)(i) above, and, if requested, to provide appropriate supporting documentation with respect to the salary, bonuses or other compensation earned by and benefits made available to the Employee in respect of any employment secured by the Employee. In the event the Employee secures employment, the Company shall be entitled to deduct from the amounts payable to the Employee pursuant to Section 6(c)(i), any salary, bonuses or other compensation paid to the Employee in connection with such employment, and the Employee shall promptly repay to the Company any amounts paid to him by the Company pursuant to Section 6(c)(i) which the Company was entitled to deduct from such amounts pursuant to this Section 6(c)(ii).

                  (d) NO OTHER PAYMENTS: Except as provided in this Section 6, and except for payments due with respect to vested portions of the Employee's Incentive Compensation referred to in Section 3(d), which payments shall be due and payable as set forth in Annex A hereto, the Employee shall not be entitled to receive any other payments or benefits from the Company due to the termination of his employment, including but not limited to, any employee benefits under any of the Company's or Avatar's employee benefits plans or programs (other than at the Employee's expense under the Consolidated Omnibus Budget Reconciliation Act of 1985 or pursuant to the terms of any pension plan which the Company or Avatar may have in effect from time to time) or any right to be paid severance pay. If the Employee is entitled to any notice or payment in lieu of any notice of termination required by Federal, State or local law, including but not limited to the Worker Adjustment and Retraining Notification Act, the Company's obligation to make payments pursuant to Section 6(c)(i) shall be reduced by the amount of any such payment in lieu of notice.

                  7. NO CONFLICTING AGREEMENTS. The Employee hereby represents and warrants that he is not a party to any agreement, or non-competition or other covenant or restriction contained in any agreement, commitment, arrangement or understanding (whether oral or written), which would in any way conflict with or limit his ability to commence work on the first day of the Term of Employment or would otherwise limit his ability to perform all responsibilities in accordance with the terms and subject to the conditions of this Agreement.






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                  8. DEDUCTIONS AND WITHHOLDING. The Employee agrees that the
Company shall withhold from any and all compensation required to be paid to the Employee pursuant to this Agreement all federal, state, local and/or other taxes which the Company determines are required to be withheld in accordance with applicable statutes and/or regulations from time to time in effect and all amounts required to be deducted in respect of the Employee's coverage under applicable employee benefit plans.

                  9. ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties with respect to the Employee's employment and supersedes any other prior oral or written agreements between the Employee and the Company and its affiliates. This Agreement may not be changed or terminated orally but only by an agreement in writing signed by the parties hereto.

                  10. WAIVER. The waiver by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee. The waiver by the Employee of a breach of any provision of this Agreement by the Company shall not operate or be construed as a waiver of any subsequent breach by the Company.

                  11. GOVERNING LAW. This Agreement shall be subject to, and governed by, the laws of the State of Florida applicable to contracts made and to be performed in the State of Florida, regardless of where the Employee is in fact required to work.

                  12. EFFECTIVENESS. This Agreement shall terminate and have no further force or effect if the transaction contemplated by that certain Asset Purchase and Option Agreement, dated as of the date hereof, between Avatar, the Company, Hilcoast and NewCen Communities, Inc. (the "Asset Purchase Agreement"), shall fail to be consummated.

                  13. NOTIFICATION OF CONTINUATION OF EMPLOYMENT. The Company agrees to notify the Employee on or prior to the 18-month anniversary of the Commencement Date, whether or not it desires to continue the Employee's employment with the Company, and if so, whether such continuation will be pursuant to a renewal of the term of this Agreement or to a new employment agreement. The failure of the Company to provide timely notice shall not be deemed to constitute an extension of employment or a termination of employment hereunder.






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                  14. ASSIGNABILITY. The obligations of the Employee may not be delegated and, except as expressly provided in Section 6(a) relating to the designation of beneficiaries, the Employee may not, without the Company's written consent thereto, assign, transfer, convey, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any interest therein. Any such attempted delegation or disposition shall be null and void and without effect. The Company and the Employee agree that this Agreement and all of the Company's rights and obligations hereunder may be assigned or transferred by the Company to and shall be assumed by and binding upon and shall inure to the benefit of any affiliate of or successor to the Company. The term "successor" shall mean, with respect to the Company or any of its subsidiaries, and any other corporation or other business entity which, by merger, consolidation, purchase of the assets, or otherwise, acquires all or a material part of the assets of the Company. Any assignment by the Company of its rights and obligations hereunder to any affiliate or successor shall not be considered a termination of employment for purposes of this Agreement.

                  15. SEVERABILITY. If any provision of this Agreement as applied to either party or to any circumstances shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement. If any court construes any of the provisions of Section 4 hereof, or any part thereof, to be unreasonable because of the duration of such provision or the geographic or other scope thereof, such court may reduce the duration or restrict the geographic or other scope of such provision and enforce such provision as so reduced or restricted.

                  16. NOTICES. All notices to the Employee hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to:

                           Michael S. Rubin
                           10245 S.W. 130th Street
                           Miami, FL  33176








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All notices to the Company hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to:

                           Avatar Holdings Inc.
                           255 Alhambra Circle
                           Coral Gables, Florida 33134
                           Attention:  President
                           Facsimile: (305) 441-7876

                           with a copy to:

                           Avatar Holdings Inc.
                           255 Alhambra Circle
                           Coral Gables, Florida 33134
                           Attention:  General Counsel
                           Facsimile: (305) 448-9927

Either party may change the address to which notices shall be sent by sending written notice of such change of address to the other party.

                  17. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.




















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                  19. NEUTRAL CONSTRUCTION. All of the parties to this Agreement were represented by counsel, or had the opportunity to consult with counsel. No party may rely on any drafts of this Agreement in any interpretation of the Agreement. Each party to this Agreement has reviewed this Agreement and has participated in its drafting and, accordingly, no party shall attempt to invoke the normal rule of construction to the effect that ambiguities are to be resolved against the drafting party in any interpretation of this Agreement.

                            (signature page follows)
























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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first above written.

                             AVATAR RETIREMENT COMMUNITIES, INC.

                             By: /s/ Gerald D. Kelfer
                                 --------------------------------------
                                 Name: Gerald D. Kelfer
                                 Title: President

                                 /s/ Michael S. Rubin
                                 --------------------------------------
                                 Employee
                                 Name: Michael S. Rubin

























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


                         ANNEX A TO EMPLOYMENT AGREEMENT

Terms of Incentive Compensation for Michael S. Rubin (the "Employee")

                  (1) Upon commencement of his Employment, the Employee is to be granted a Stock Appreciation Right with respect to the number of shares of Company Common Stock which at any time shall constitute five-eighths of one percent of the outstanding capital stock of the Company (such number of shares, the "Employee Allocation"). The Employee Allocation may be increased (but not decreased) by the Board of Directors of the Company in its sole discretion, PROVIDED, HOWEVER, that the sum of the employee allocations allocated to all employees of the Company outstanding at any one time may not exceed the SAR Pool. The Stock Appreciation Right shall vest over a five year period, at a rate of 20% per year, with the vesting of each such 20% portion requiring the completion by the Employee of a full year of employment with the Company.

                  (2) Except as provided in paragraph 3 below, all amounts payable on account of vested portions of the Stock Appreciation Right shall be due and payable in cash on the later of (i) seven years from the date on which the Employee commences employment with the Company, or (ii) two years after the Employee ceases to be employed by the Company.

                  (3) Notwithstanding the provisions of paragraphs 1 and 2 above, upon a sale, disposition, conveyance or other transfer of Company Common Stock by Avatar to an unaffiliated third party that results in Avatar and/or its affiliates beneficially owning, directly or indirectly, less than a majority of the Company (a "Sale"), a percentage of the vested Employee Allocation equal to the percentage of Company Common Stock held by Avatar and/or its affiliates immediately prior to such Sale represented by the shares subject to such Sale shall be due and payable at the closing of such Sale in the same form of consideration received by Avatar from such Sale or, at Avatar's election, in cash. By way of example only, assuming that at the date of determination (i) the Employee's Employee Allocation represented 5/8 of one percent of the outstanding capital stock of the Company and (ii) 100% of the Employee's Stock Appreciation Right had vested, if the Company sold 51% of the Company Common Stock, the Employee would be entitled to receive Stock Appreciation Rights with respect to 51% of 5/8 of one percent the outstanding capital stock of the Company









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at the closing of such sale pursuant to this paragraph (3), and thereafter the
Employee would continue to have the rights set forth in paragraphs (1) and (2) of this Annex A; provided that thereafter only the percentage of the Company's Common Stock not sold in the Sale shall be counted in determining such Employee's Employee Allocation.

                  (4) On or prior to October 5, 1999, the Company will allocate any remaining unallocated portions of the SAR Pool to employees selected by the Board of Directors of the Company, PROVIDED, HOWEVER, that the Company shall have no obligation to reallocate unvested portions of the SAR Pool forfeited by its employees upon termination of their employment with the Company.

                  (5) For purposes of this Annex A, the following terms shall have the following meanings:


"Company Common Stock"                      shall mean the common stock of the
                                            Company, par value $1.00 per share.

"Date  of Determination"                    shall mean the later of (i) the date
                                            three months prior to the date
                                            referred to in paragraph (2) above
                                            (i.e., June 1, if the date referred
                                            to in paragraph (2) were September
                                            1), or (ii) the date on which a Sale
                                            occurs.

"Fair Market Value"                         with respect to the Company, shall
                                            mean:

                                                     (i) if the Company Common
                                            Stock is readily tradeable on a
                                            national securities exchange or
                                            quoted on Nasdaq on the Date of
                                            Determination, the product of (a)
                                            the number of shares of Company
                                            Common Stock issued and outstanding
                                            on such date, times (b) the closing
                                            price of a share of Company Common
                                            Stock on such exchange on that day
                                            (or if shares were not traded on
                                            that day, then on the next preceding
                                            date on which a trade occurred), or
                                            the mean between the closing
                                            representative bid and asked prices
                                            for the Company Common Stock on that
                                            date as reported by Nasdaq, as
                                            applicable; and



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                                                     (ii) if the Company Common
                                            Stock is not readily tradeable or
                                            quoted on Nasdaq on the Date of
                                            Determination, then Fair Market
                                            Value shall mean the amount
                                            determined in good faith by the
                                            Board of Directors of Avatar (or a
                                            committee thereof) as the fair
                                            market value of all of the issued
                                            and outstanding shares of Company
                                            Common Stock, without taking into
                                            account any minority discount.

"SAR Pool"                                  shall mean the number of
                                            shares of common stock of the
                                            Company which at any time shall
                                            constitute five percent (5%) of the
                                            outstanding capital stock of the
                                            Company.

"Stock Appreciation Right"                  shall mean the right to receive a
                                            payment in cash, in an amount equal
                                            to (i) the Employee Allocation,
                                            multiplied by (ii) the excess of the
                                            Fair Market Value on the Date of
                                            Determination of the Company, over
                                            the sum of (a) the Acquisition Cost
                                            (as defined below), (b) the value of
                                            land contributed by Avatar to the
                                            Company prior to the Date of
                                            Determination, as determined by a
                                            qualified land appraiser based on
                                            the aggregate number of acres
                                            contributed at their state of
                                            improvement on the date such land
                                            was so contributed to the Company,
                                            (c) the cost or value (whichever is
                                            higher) of any other assets or
                                            businesses acquired by the Company
                                            or contributed by Avatar to the
                                            Company prior to the Date of
                                            Determination, and (d) all
                                            additional capital investments (to
                                            the extent not repaid) made or
                                            deemed made by Avatar to the Company
                                            prior to the Date of Determination,
                                            less (e) the amount of all dividends
                                            and distributions





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                                            made by Company to Avatar, as
                                            reasonably determined by the Board
                                            of Directors of the Company.

                                            "Acquisition Cost" shall mean an
                                            amount equal to a portion of the
                                            Purchase Consideration and the IP
                                            Consideration, if any, valued as of
                                            the Closing Date (as such terms are
                                            defined in the Asset Purchase
                                            Agreement), which amount shall be
                                            determined by the Board of Directors
                                            of Avatar (or a committee thereof),
                                            in its sole discretion.

                  (6) If there shall be any change in the Company Common Stock, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, an adjustment shall be made by the Board of Directors of the Company to each outstanding Stock Appreciation Right and/or to the Employee Allocation such that each Stock Appreciation Right shall thereafter be exercisable for such consideration as would have been received in respect of the Company Common Stock subject to such Stock Appreciation Right had such Stock Appreciation Right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur.





























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